Oppenheimer New Jersey Municipal Fund
NSAR Exhibit – Item 77I

Oppenheimer New Jersey Municipal Fund (the "Registrant"), which offers shares classes A, B and C, began offering Class Y shares on November 29, 2010.  Post−Effective Amendment No. 42 to the Registrant's Registration Statement, Accession Number 0000728889-10-001724, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.

Oppenheimer Rochester National Municipals
NSAR Exhibit – Item 77I

Oppenheimer Rochester National Municipals (the "Registrant"), which offers shares classes A, B and C, began offering Class Y shares on November 29, 2010.  Post−Effective Amendment No. 43 to the Registrant's Registration Statement, Accession Number 0000728889-10-001727, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.

Oppenheimer Pennsylvania Municipal Fund
NSAR Exhibit – Item 77I

Oppenheimer Pennsylvania Municipal Fund (the "Registrant"), which offers shares classes A, B, C and N, began offering Class Y shares on November 29, 2010.  Post−Effective Amendment No. 41 to the Registrant's Registration Statement, Accession Number 0000728889-10-001723, as granted effectiveness on November 26, 2010, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.